UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2019

MCTC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-146404	83-1754057
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

520 S Grand Avenue Suite 320 Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 986-4929

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

MCTC Holdings, Inc. (the “Company”) a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure. Over the coming days, the Company plans to discuss the below items with selected shareholders and potential investors and is thus making these disclosures in advance of these discussions in order to ensure all Company stakeholders are privy to this information.

On October 8, 2019, the Company completed an important milestones in its research and development program via creation of solid polymeric nanoparticles of cannabinoids with the sustained release properties targeted by the Company. The initial set of particles produced in the laboratory were confirmed to be in the nano-scale via scanning electron microscopy. The Company plans to begin testing on the confirmed samples. The Company achieved the additional goal of the production of polymeric scaffolds of vitamin C and hyaluronic acid able to maintain integrity in the presence of water. Such scaffolds are targeted at transdermal and cosmetic applications. Both the sustained release particles and the polymeric scaffolds have been development objectives for the Company.

This current report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "plans," or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully the Company's Annual Report on Form 10-K and it the Company’s recently filed Registration Statement on Form S-1, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company's filings with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCTC HOLDINGS, INC.

Date: October 8, 2019	/s/ Arman Tabatabaei
Name: Arman Tabatabaei
Title: Chief Executive Officer

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